                                                        Exhibit 11

JAZZ PHOTO CORP. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

                                                                                          June 21, 1995
                                                      June 21, 1995        Six Months      (Inception)
                                                       (Inception)           Ended          Through
                                                         Through          December 31,    December 31,
                                                      June 30, 1996           1996            1995
                                                     --------------      -------------   ---------------
Primary
  Income (loss) applicable to common stock             ($799,000)           667,000            ($260,000)
                                                     -----------                             -----------
                                                     -----------                             -----------
    Proforma executive compensation                                        (190,000)
                                                                         ----------
    Proforma net income                                                    $477,000
                                                                         ----------
                                                                         ----------


Shares
    Weighted average number of common
      shares outstanding, and for the
      six months ended December 31, 1996,
      as adjusted to give effect to executive
      compensation on a pro forma basis(1)             2,200,000          2,200,000            2,200,000

    Assuming exercise of options and
      warrants reduced by the number of shares
      which could have been purchased
      with the proceeds from their exercise              149,000            149,000              149,000
                                                     -----------         ----------          -----------

        Weighted average number of common
          shares outstanding as adjusted               2,349,000          2,349,000            2,349,000
                                                     -----------         ----------          -----------
                                                     -----------         ----------          -----------

            Earnings per common share                     ($0.34)             $0.20               ($0.11)
                                                     -----------         ----------          -----------
                                                     -----------         ----------          -----------

(1) Gives retroactive effect to a 4399 to 1 stock split effected as a dividend. See Note B(10) of the notes to the consolidated financial statements.